Exhibit 99.1

Shattuck Labs Reports Third Quarter 2024 Financial Results and Recent Business Highlights
–Announced development of SL-325, a first-in-class antagonist antibody to DR3, the receptor for TL1A; IND filing expected in Q3'2025 –
–Cash balance of approximately $90M as of September 30, 2024; expected to fund operations into 2027 –
AUSTIN, TX and DURHAM, NC, November 14, 2024 – Shattuck Labs, Inc. (Shattuck) (Nasdaq: STTK), a biotechnology company pioneering the development of novel therapeutics targeting tumor necrosis factor (TNF) superfamily receptors for the treatment of patients with cancer and chronic immune-related diseases, today reported financial results for the quarter ended September 30, 2024 and provided recent business highlights.
“Last month we announced a strategic shift to focus on the development of SL-325, a first-in-class DR3 blocking antibody designed to achieve a more complete blockade of the clinically validated TL1A/DR3 signaling pathway. We are underway with IND-enabling, non-human primate studies to evaluate the safety, pharmacokinetic and pharmacodynamic profile of SL-325,” said Taylor Schreiber, M.D., Ph.D., Chief Executive Officer of Shattuck. “As of this month, we have substantively completed our restructuring plans to focus on the development of SL-325 and are well-positioned to fund our planned operations into 2027.”
Upcoming Events
•Shattuck plans to attend the following investor conferences. Details will be included on the Events & Presentations section of the Company’s website.
◦Piper Sandler & Co. 36th Annual Healthcare Conference (New York City, NY), December 3–5, 2024. Taylor Schreiber, M.D., Ph.D., CEO of Shattuck Labs will participate in a presentation on December 3, 2024.
◦Evercore ISI 7th Annual HealthCONx Conference (Miami, FL), December 3–5, 2024. The Company’s management will participate in a fireside chat on December 4, 2024.
Third Quarter 2024 Financial Results
•Cash and Cash Equivalents and Investments: As of September 30, 2024, cash and cash equivalents and investments were approximately $90.1 million, as compared to $101.1 million as of September 30, 2023.
•Research and Development (R&D) Expenses: R&D expenses were $16.3 million for the quarter ended September 30, 2024, as compared to $24.2 million for the quarter ended September 30, 2023.
•General and Administrative (G&A) Expenses: G&A expenses were $4.6 million for the quarter ended September 30, 2024, as compared to $5.1 million for the quarter ended September 30, 2023.
•Net Loss: Net loss was $16.7 million for the quarter ended September 30, 2024, or $0.33 per basic and diluted share, as compared to a net loss of $27.5 million for the quarter ended September 30, 2023, or $0.65 per basic and diluted share.
Financial Guidance
Shattuck has effectuated its restructuring plan to prioritize the development of the DR3 program and align the Company’s cost and workforce structure with the its current goals and clinical development strategy. The Company has substantially completed the reduction in force associated with the discontinuation of SL-172154.
Shattuck believes its cash and cash equivalents and investments will be sufficient to fund its planned operations into 2027, beyond results from its Phase 1 clinical trial of SL-325. This cash runway guidance is based on the

Company’s current operational plans and excludes any additional capital that may be received, proceeds from potential business development transactions, and/or additional costs associated with additional development activities that may be undertaken.
About SL-325
SL-325 is a first-in-class Death Receptor 3 (DR3) antagonist antibody designed to achieve a more complete blockade of the clinically validated TL1A/DR3 pathway. Shattuck’s preclinical studies demonstrate high affinity binding, superior efficacy over TL1A antibodies, and offer a data-driven rationale for targeting the TNF receptor, DR3, versus its ligand, TL1A. SL-325 is currently being evaluated in a GLP toxicology study in non-human primates, with an IND filing expected in the third quarter of 2025.
About Shattuck Labs, Inc.
Shattuck Labs, Inc. (Nasdaq: STTK) is a biotechnology company specializing in the development of potential treatments for autoimmune/inflammatory diseases and cancer. The Company is developing a potentially first-in-class antibody for the treatment of IBD and other inflammatory autoimmune diseases. Shattuck's expertise in protein engineering and the development of novel TNF receptor agonist and antagonist therapeutics come together in its lead program, SL-325, a first-in-class DR3 antagonist antibody designed to achieve a more complete blockade of the clinically validated TL1A/DR3 pathway. The Company has offices in both Austin, Texas and Durham, North Carolina. For more information, please visit: www.ShattuckLabs.com.
Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, our expectations regarding: plans for our preclinical studies, clinical trials and research and development programs, particularly with respect to SL-325; plans for the realignment of our strategic pipeline and discontinuation of clinical development of SL-172154; the anticipated timing of any regulatory filings for SL-325; the anticipated timing of our preclinical studies and clinical trials for SL-325; the clinical benefit, safety and tolerability of SL-325; the effects of the proposed restructuring and reduction in force on the Company’s results of operations and financial condition; and expectations regarding the time period over which our capital resources will be sufficient to fund our anticipated operations. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While we believe these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in our filings with the U.S. Securities and Exchange Commission (SEC)), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility, expectations regarding the initiation, progress, and expected results of our preclinical studies, clinical trials and research and development programs; expectations regarding the timing, completion and outcome of our clinical trials; the unpredictable relationship between preclinical study results and clinical study results; the timing or likelihood of regulatory filings and approvals; our expectations regarding the overall benefit of the strategic prioritization of our pipeline; liquidity and capital resources; and other risks and uncertainties identified in our Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent disclosure documents filed with the SEC. We claim the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
The Company intends to use the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Investor & Media Contact:
Conor Richardson

Vice President of Investor Relations
Shattuck Labs, Inc.
InvestorRelations@ShattuckLabs.com

SHATTUCK LABS, INC.
CONDENSED BALANCE SHEETS
(In thousands)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$43,829	$125,626
Investments	46,229	4,999
Prepaid expenses and other current assets	8,682	12,595
Total current assets	98,740	143,220
Property and equipment, net	10,827	13,804
Other assets	2,153	2,540
Total assets	$111,720	$159,564

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,927	1,587
Accrued expenses	9,474	9,866
Total current liabilities	12,401	11,453
Non-current operating lease liabilities	2,742	3,406
Total liabilities	$15,143	$14,859
Stockholders’ equity:
Common stock	5	5
Additional paid in capital	459,561	451,006
Accumulated other comprehensive income	52	4
Accumulated deficit	(363,041)	(306,310)
Total stockholders' equity	96,577	144,705
Total liabilities and stockholders' equity	$111,720	$159,564

SHATTUCK LABS, INC.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Collaboration revenue	$2,997	$686	$5,721	$943
Operating expenses:
Research and development	16,313	24,211	51,816	59,083
General and administrative	4,604	5,073	14,831	14,866
Expense from operations	20,917	29,284	66,647	73,949
Loss from operations	(17,920)	(28,598)	(60,926)	(73,006)
Other income	1,245	1,057	4,195	3,395
Net loss	$(16,675)	$(27,541)	$(56,731)	$(69,611)
Unrealized gain on investments	57	81	48	884
Comprehensive loss	$(16,618)	$(27,460)	$(56,683)	$(68,727)

Net loss per share – basic and diluted	$(0.33)	$(0.65)	$(1.12)	$(1.64)
Weighted-average shares outstanding – basic and diluted	50,833,538	42,477,642	50,730,767	42,461,644